Exhibit 99.1

Wize Pharma, Inc. Announces Closing of $4.45 Million Private Placement

HOD HASHARON, Israel – Oct. 24, 2018 – Wize Pharma, Inc. (“Wize Pharma” or the “Company”) (OTCQB: WIZP) a clinical-stage biopharmaceutical company focused on the treatment of ophthalmic disorders, today announced the closing of its previously announced private placement resulting in gross proceeds to Wize Pharma of $4.45 million, before deducting placement agent fees and estimated offering expenses.

The securities issued upon closing of the offering consist of an aggregate of (i) 3,100,000 shares of common stock, for a purchase price of $1.00 per share, and (ii) 1,350 shares of newly created Series A Preferred Stock (each convertible into 1,000 shares of common stock), for a purchase price of $1,000 per share, for aggregate gross proceeds of $4,450,000. Investors also received (i) Series A warrants to purchase an aggregate of 4,450,000 shares of common stock at an exercise price equal to $1.10 per share, which warrants are exercisable for a period of five years from the issuance date and (ii) Series B warrants to purchase an aggregate of 4,450,000 shares of common stock at an exercise price equal to $1.00 per share, which warrants are exercisable from the issuance date until 20 days following the later of (a) the public announcement of Phase II clinical data for LO2A and (b) six months following the issuance date of such warrants.

“We are very pleased to close on this funding, the proceeds of which will enable us to advance the development of our lead product, LO2A, including completing our current clinical trials and supporting the Company’s international marketing strategy with local territorial distributors,” stated Wize Pharma’s Chairman, Ron Mayron.

ThinkEquity, a division of Fordham Financial Management, Inc., acted as sole placement agent for the offering.

The securities offered and sold by Wize Pharma in the private placement were not registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the U.S. Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. Wize Pharma has agreed to file a registration statement with the SEC covering the resale of the shares of common stock, including shares of common stock issuable upon conversion of the Series A Preferred Stock and exercise of the warrants, issued in the private placement. Any resale of Wize Pharma securities under such resale registration statement will be made only by means of a prospectus.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Wize Pharma, Inc.

Wize Pharma, Inc. is a clinical-stage biopharmaceutical company currently focused on the treatment of ophthalmic disorders, including dry eye syndrome (“DES”). Wize Pharma has in-licensed certain rights to purchase, market, sell and distribute a formula known as LO2A, a drug developed for the treatment of DES, and other ophthalmological illnesses, including conjunctivochalasis (“CCH”) and Sjögren’s Syndrome. Wize Pharma is currently conducting a Phase II trial of LO2A for patients with CCH and a Phase IV study for LO2A for DES in patients with Sjögren’s. LO2A is currently registered and marketed by its inventor in Germany and Switzerland for the treatment of DES, in Hungary for the treatment of DES and CCH and in the Netherlands for the treatment of DES and Sjögren’s. Wize Pharma’s strategy involves engaging local or multinational distributors to handle the distribution of LO2A.

Forward Looking Statements

Wize Pharma cautions you that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others.. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Wize Pharma’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks related to the substantial debt that we have incurred; our needs for additional financing; our dependence on a single compound, LO2A and on the continuation of our license to commercialize LO2A; our inability to expand our rights under our license of LO2A; the initiation, timing, progress and results of our trials and product candidate development efforts; our ability to advance LO2A into clinical trials or to successfully complete our preclinical studies or clinical trials; our receipt of regulatory approvals for LO2A, and the timing of other regulatory filings and approvals; the clinical development, commercialization and market acceptance of LO2A; our ability to establish and maintain corporate collaborations; the implementation of our business model and strategic plans for our business and product candidates; the scope of protection we are able to establish and maintain for intellectual property rights covering LO2A and our ability to operate our business without infringing the intellectual property rights of others; estimates of our expenses, future revenues, and capital requirements; competitive companies, technologies and our industry; and statements as to the impact of the political and security situation in Israel on our business. More detailed information about the risks and uncertainties affecting Wize Pharma is contained under the heading “Risk Factors” included in Wize Pharma’s Annual Report on Form 10-K filed with the SEC on March 29, 2018, and in other filings that Wize Pharma has made and may make with the SEC in the future. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Wize Pharma does not undertake any obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made whether as a result of new information, future events or otherwise, except as may be required by law.

For all investor enquiries, please contact:
Noam Danenberg
Chief Operating Officer
+972-72-260-0536
noam@wizepharma.com